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                                  EXHIBIT 21.1
                             SOUTHWEST WATER COMPANY
                         SUBSIDIARIES OF THE REGISTRANT
                              As of March 27, 2003

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                                                                    Jurisdiction of
Name of Subsidiary                                Tax payer EIN      Incorporation      Parent
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
Suburban Water Systems                            95-1371870        California          Southwest Water Company
Water Suppliers Mobile Communication Service      95-2394217        California          Suburban Water Systems
New Mexico Utilities                              85-0205040        New Mexico          Southwest Water Company
ECO Resources, Inc.                               74-1800544        Texas               Southwest Water Company
Southwest Environmental Labs                      76-0155825        Texas               ECO Resources, Inc.
Wastewater Rehabilitation, Inc.                   74-2894610        Texas               Southwest Water Company
SW Utility Company                                76-0332193        Texas               Southwest Water Company
Southwest Resource Management                     95-4169558        Delaware            Southwest Water Company
SOCI, Inc. (1)                                    95-4107357        Delaware            Southwest Water Company
SW Operating Services Co. (1)                     95-4107349        Delaware            Southwest Water Company
Inland Pacific Water Company                      Pending           Delaware            Southwest Water Company
Master Tek, International, Inc.                   84-1022702        Colorado            Southwest Water Company
Windermere Utility Company                        74-2371831        Texas               Southwest Water Company
Hornsby Bend Utility Company                      74-2385749        Texas               Southwest Water Company
Operations Technologies, Inc.                     58-2206883        Georgia             Southwest Water Company
Aqua Services LP                                  76-0550054        Texas               Southwest Water Company
METRO-H2O Utilities, Inc.                         91-2118765        Texas               Southwest Water Company
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          All above listed subsidiaries have been included in the Registrant's consolidated financial statements.

          (1)  Inactive